EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Second Quarter Results

GREENSBORO, N.C., Aug. 2, 2010 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported second quarter 2010 results with highlights as follows:

Second Quarter 2010 Financial Highlights

  Assets increased 4.3% to $704.3 million at June 30, 2010 from $675.2 million at June 30, 2009. Assets increased 1.0% during the first six months of 2010.
  Carolina Bank, the only subsidiary of Carolina Bank Holdings, Inc., continued to maintain "Well Capitalized" status, the highest regulatory capital measure.
  Net interest income, computed on a fully taxable basis, reached an all time quarterly high of $5.75 million in the second quarter of 2010, up 19.7% from the second quarter of 2009.
  The net interest margin, computed on a fully taxable basis, increased to 3.50% in the second quarter of 2010 compared to 3.15% in the second quarter of 2009.
  The mortgage division earned $0.52 million in the second quarter and $0.93 million in the first six months of 2010 due to lower interest rates and an expanding market.
  Net loss was $1.57 million in the second quarter of 2010 compared to net income of $0.34 million in the second quarter of 2009.
  Net loss allocable to common stockholders was $1.86 million, or ($0.55) per diluted share, in the second quarter of 2010 compared net income available to shareholders of $0.05 million, or $0.02 per diluted share, in the second quarter of 2009.
  Provision for loan losses increased to $4.7 million in the second quarter of 2010 from $2.0 million in the same quarter of 2009. Asset impairments were $0.96 million and $0.51 million in the second quarters of 2010 and 2009, respectively.

Net loss allocable to common stockholders was $1.84 million, or ($0.54) per diluted common share, in the first six months of 2010 compared to net income available to common shareholders of $0.46 million, or $0.14 per diluted common share, in first half of 2009. Robert T. Braswell, President and CEO of Carolina Bank Holdings, commented, "We continued to increase our net interest income, which reached an all-time high in the second quarter, through our emphasis on building profitable relationships with our customers. Our mortgage division is performing at a very high level and earned $0.52 million in the second quarter and $0.93 million in the first six months of 2010. With the softness in interest rates, a recent major increase in applications signals a strong third quarter for the mortgage division. It is also a pleasure to welcome Michelle Roten, former CEO and owner of Hallmark Residential Mortgage, and her team who joined the bank on July 1, 2010. Michelle and her team will help facilitate the growth of our retail market share in the Triad through an expanded retail mortgage presence."

Non-performing loans to total loans held for investment increased to 4.63% at June 30, 2010 from 3.68% at March 31, 2010.  Non-performing assets to total assets increased to 4.62% at June 30, 2010 from 4.42% at March 31, 2010. Braswell commented, "The current economic times have challenged some of our customers and we are disappointed in our level of non-performing loans. We have adopted a more conservative loan loss methodology suggested by the FDIC in the second quarter which resulted in acceleration of loan charge-offs and in a higher provision for loan losses than would have been experienced under our former loan loss model. We have dedicated more resources to problem loan resolution and have strengthened our commercial underwriting to improve our loan quality in the future." The bank had net loan charge-offs of $5.13 million and $1.23 million in the second quarter of 2010 and 2009, respectively. The allowance for loan losses was 1.93% and 1.42% of loans held for investment at June 30, 2010 and 2009, respectively.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. A mortgage loan production office was opened in Burlington in July 2010. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
At June 30, 2010 and 2009 and December 31, 2009
	(unaudited)
	June 30,		December 31,
	2010	2009	2009

ASSETS
Cash and due from banks	$ 6,038	$ 17,256	$ 6,416
Short-term investments and interest-earning deposits	30,942	21	34,039
Total cash and cash equivalents	36,980	17,277	40,455

Securities available for sale, at fair value	48,572	55,149	52,924
Securities held-to-maturity, at amortized cost	681	933	770

Loans held for sale	46,207	36,606	29,388
Loans	533,486	532,954	530,606
Allowance for loan losses	(10,270)	(7,560)	(10,081)
Net loans	523,216	525,394	520,525

Premises and equipment, net	18,965	19,415	19,351
Other assets	29,719	20,418	33,639

Total assets	$ 704,340	$ 675,192	$ 697,052

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$ 42,132	$ 31,754	$ 39,261
Interest-bearing	584,395	527,036	578,210
Total deposits	626,527	558,790	617,471

Short-term borrowings	5,240	2,138	683
Federal Home Loan Bank advances	2,744	41,821	7,783
Subordinated debentures	19,377	19,302	19,360
Other liabilities	4,093	4,199	3,807
Total liabilities	657,981	626,250	649,104

STOCKHOLDERS' EQUITY
Preferred stock, no par, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2010 and 2009	14,639	14,313	14,473
Common stock, $1 par value, 20,000,000 shares authorized; issued and outstanding -- 3,387,045 shares in 2010 and 2009	3,387	3,387	3,387
Common stock warrants	1,841	1,841	1,841
Additional paid-in capital	15,817	15,780	15,799
Retained earnings	9,603	13,355	11,445
Stock in director rabbi trust	(608)	(758)	(874)
Directors deferred fees obligation	608	758	874
Accumulated other comprehensive income	1,072	266	1,003
Total stockholders' equity	31,720	34,629	33,475

Total liabilities and stockholders' equity	$ 689,701	$ 660,879	$ 682,579

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations
For the three and six months ended June 30, 2010 and 2009
(unaudited)
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Interest income
Loans	$ 7,543	$ 7,414	$ 15,019	$ 14,627
Investment securities, taxable	420	533	882	1,126
Investment securities, non taxable	164	135	326	258
Interest from federal funds sold and other	22	1	44	1
Total interest income	8,149	8,083	16,271	16,012

Interest expense
NOW, money market, savings	926	1,134	1,916	2,114
Time deposits	1,328	1,898	2,711	4,170
Other borrowed funds	225	311	454	676
Total interest expense	2,479	3,343	5,081	6,960

Net interest income	5,670	4,740	11,190	9,052
Provision for loan losses	4,700	2,036	6,688	3,231
Net interest income after provision for loan losses	970	2,704	4,502	5,821
Non-interest income
Service charges	235	248	451	498
Mortgage banking income	2,187	2,798	3,936	4,608
Gains on sale of investment securities	55	--	185	235
Repossessed asset gains (losses)	(140)	51	(267)	51
Other	165	139	330	246
Total non-interest income	2,502	3,236	4,635	5,638

Non-interest expense
Salaries and benefits	2,810	2,520	5,384	4,963
Occupancy and equipment	598	576	1,206	1,169
Professional fees	342	252	602	600
Outside data processing	216	201	457	406
FDIC insurance	262	623	519	720
Advertising and promotion	91	132	250	290
Stationery, printing and supplies	132	173	246	285
Impairment of investment security	--	514	--	765
Impairment of repossessed assets	962	--	1,469	--
Other	759	517	1,317	787
Total non-interest expense	6,172	5,508	11,450	9,985

Income (loss) before income taxes	(2,700)	432	(2,313)	1,474
Income tax expense (benefit)	(1,132)	97	(1,044)	474
Net income (loss)	(1,568)	335	(1,269)	1,000
Dividends and accretion on preferred stock	288	284	573	538
Net income (loss) available (allocable) to common stockholders	$ (1,856)	$ 51	$ (1,842)	$ 462

Net income (loss) per common share
Basic	$ (0.55)	$ 0.02	$ (0.54)	$ 0.14
Diluted	$ (0.55)	$ 0.02	$ (0.54)	$ 0.14

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Second Quarter 2010
(unaudited)
	Quarterly					Year Ended
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
($ in thousands except for share data)	2010	2010	2009	2009	2009	2009	2008

EARNINGS
Net interest income	$ 5,670	5,520	5,538	5,115	4,740	19,705	14,727
Provision for loan loss	$ 4,700	1,988	5,552	1,737	2,036	10,520	1,910
NonInterest income	$ 2,502	2,133	2,635	1,579	3,242	10,550	4,609
NonInterest expense	$ 6,172	5,278	5,053	4,841	5,514	20,577	14,058
Net income (loss)	$ (1,568)	299	(1,527)	169	335	(358)	2,194
Net income (loss) available to common stockholders	$ (1,856)	14	(1,802)	(108)	51	(1,448)	2,194
Basic earnings (loss) per share	$ (0.55)	0.01	(0.53)	(0.03)	0.02	(0.43)	0.66
Diluted earnings (loss) per share	$ (0.55)	0.01	(0.53)	(0.03)	0.02	(0.43)	0.65
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,383,748	3,344,010
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,385,102	3,386,631

PERFORMANCE RATIOS
Return on average assets *	-1.06%	0.01%	-1.03%	-0.06%	0.03%	-0.22%	0.39%
Return on average common equity *	-22.46%	0.17%	-20.42%	-1.22%	0.60%	-4.21%	7.13%
Net interest margin (fully-tax equivalent) *	3.50%	3.54%	3.41%	3.25%	3.15%	3.20%	2.82%
Efficiency ratio	74.80%	68.24%	61.30%	71.55%	68.55%	67.42%	72.09%
# full-time equivalent employees - period end	147	143	140	136	136	140	119

CAPITAL
Equity to ending assets	6.58%	6.83%	6.88%	7.39%	7.25%	6.88%	5.12%
Common tangible equity to assets	4.50%	4.77%	4.80%	5.26%	5.13%	4.80%	5.12%
Tier 1 leverage capital ratio - Bank	7.23%	7.54%	7.45%	7.84%	8.10%	7.45%	7.00%
Tier 1 risk-based capital ratio - Bank	8.55%	8.59%	8.50%	8.82%	8.86%	8.50%	7.62%
Total risk-based capital ratio - Bank	11.34%	11.34%	11.24%	11.48%	11.61%	11.24%	10.29%
Book value per common share	$ 9.37	9.91	9.88	10.52	10.22	9.88	9.43

ASSET QUALITY
Net charge-offs (recoveries)	$ 5,126	1,372	2,509	2,259	1,225	6,199	682
Net charge-offs to average loans *	3.80%	1.03%	1.88%	1.73%	0.94%	1.19%	0.15%
Allowance for loan losses	$ 10,270	10,697	10,081	7,038	7,560	10,081	5,760
Allowance for loan losses to loans held invst.	1.93%	2.00%	1.90%	1.33%	1.42%	1.90%	1.15%
Nonperforming loans	$ 24,721	19,636	14,163	14,407	16,829	14,163	5,656
Restructured loans	$ 0	0	0	0	0	0	0
Repossessed assets	$ 7,792	11,507	13,964	7,676	5,329	13,964	728
Nonperforming loans to loans held for investment	4.63%	3.68%	2.67%	2.71%	3.16%	2.67%	1.13%
Nonperforming assets to total assets	4.62%	4.42%	4.04%	3.26%	3.28%	4.04%	1.04%

END OF PERIOD BALANCES
Total assets	$ 704,340	704,085	697,052	676,826	675,192	697,052	616,611
Total loans held for investment	$ 533,486	534,045	530,606	530,791	532,954	530,606	501,424
Total deposits	$ 626,527	625,730	617,471	594,863	558,790	617,471	498,064
Stockholders' equity	$ 46,359	48,112	47,948	50,017	48,942	47,948	31,576

AVERAGE BALANCES
Total assets	$ 700,598	691,406	694,529	679,780	654,900	665,555	557,283
Total earning assets	$ 658,491	641,861	651,733	633,107	612,353	624,031	527,958
Total loans held for investment	$ 539,554	532,928	533,143	523,019	521,406	522,965	451,583
Total interest-bearing deposits	$ 584,031	576,968	573,595	545,912	514,875	528,158	423,680
Common stockholders' equity	$ 33,152	33,702	35,008	35,097	34,288	34,385	30,771

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders

CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8740
          b.braswell@carolinabank.com